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                                 EXHIBIT 23.1

                       CONSENT OF HEIN + ASSOCIATES LLP


We consent to the use in the Registration Statement on Amendment No. Three to the Form S-4 of Industrial Data Systems Corporation of our report dated March 7, 2001, accompanying the consolidated financial statements of Industrial Data Systems Corporation contained in or incorporated by reference into such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.



/s/ Hein + Associates LLP
-------------------------
    Hein + Associates LLP

Houston, Texas

November 14, 2001